Exhibit 4.15
This Certificate is not valid unless countersigned by the transfer agent and the registrar.
number
shares
CUSIP: TO COME THIS CERTIFIES THAT IS THE RECORD HOLDER OF
FULLY PAID AND NONASSESSABLE SHARES, WITHOUT PAR VALUE, OF COMMON STOCK OF NGTV, a California corporation, transferable on the books of the corporation in person or by duly authorized attorney on surrender of this Certificate properly endorsed.
Dated:
Witness the facsimile signatures of its duly authorized officers
Kourosh Taj President
Jay Vir Secretary
COUNTERSIGNED AND REGISTERED U.S. STOCK TRANSFER CORPORATION TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE